AMENDMENT NO. 1 TO
HASI MANAGEMENT HOLDCO LLC LTIP UNIT AWARD AGREEMENT
UNDER THE
HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. EQUITY INCENTIVE PLAN
(Performance-Based HoldCo Units — Relative TSR)
This Amendment No. 1 (this “Amendment”) to the HASI Management HoldCo LLC LTIP Unit (Relative TSR) Award Agreement, dated as of March 3, 2025 (the “Original Agreement”), is entered into as of May 7, 2026 (the “Amendment Effective Date”), by and between HASI Management HoldCo LLC, a Delaware limited liability company (the “Company”), and Marc T. Pangburn (the “Grantee”).
RECITALS
WHEREAS, the Company granted to the Grantee performance-based HoldCo LTIP Units pursuant to the Original Agreement, which vest on the Vest Date based on the Relative Total Shareholder Return of the Parent Entity as compared to the ALPS Clean Energy ETF Index;
WHEREAS, in connection with the Grantee’s transition from his role as Senior Managing Director & Chief Revenue and Strategy Officer of HA Sustainable Infrastructure Capital, Inc. (“HASI”) to a Strategic Advisor under a non-employee consulting arrangement pursuant to the Letter Agreement dated as of May 7, 2026, by and between the Grantee, HASI, and Hannon Armstrong Capital, LLC (the “Letter Agreement”);
WHEREAS, the parties agree that on the Transition Date, the Grantee will have a “Termination of Service” as defined in the 2022 Plan, and all outstanding and unvested equity awards issued thereunder would be automatically forfeited and cancelled, but for the arrangements set forth in the Letter Agreement and this Amendment;
WHEREAS, in connection with the foregoing, HASI, the Company, and the Grantee have agreed that the Original Agreement and the Grant Units (as defined in the Original Agreement) issued thereunder shall continue in full force and effect following the Transition Date, subject to the terms and conditions of the Letter Agreement and this Amendment;
WHEREAS, as a condition to the Company’s and HASI’s agreement to permit the Grant Units to continue to remain outstanding and eligible to vest following the Transition Date, subject to achievement of the relevant performance metric, the Grantee has agreed to amend the Original Agreement to: (i) incorporate the restrictive covenants set forth in Schedule II hereto; and (ii) provide for the forfeiture of the Grant Units upon breach of the Restrictive Covenants (as defined herein) or upon such other conditions as set forth in Schedule II;
NOW, THEREFORE, in consideration of the continued eligibility of the Grant Units to vest following the Transition Date (which would otherwise have been forfeited), the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

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Section 1.DEFINED TERMS
Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Original Agreement or, if not defined therein, in the Letter Agreement or the Plan. As used in this Amendment:
“Letter Agreement” means the Letter Agreement dated as of May 7, 2026, by and between the Grantee, HA Sustainable Infrastructure Capital, Inc., and Hannon Armstrong Capital, LLC, as the same may be amended, restated, or supplemented from time to time.
“Restricted Period” has the meaning set forth in Section 1.1.1 of Schedule II hereto.
“Restrictive Covenants” means, collectively, (i) the covenants set forth in Schedule II to this Amendment and (ii) the restrictive covenants set forth in Section 7 of the Letter Agreement.
“Transition Date” has the meaning set forth in the Letter Agreement.
“Vest Date” has the meaning set forth in the Original Agreement.
Section 2.AMENDMENTS TO THE ORIGINAL AGREEMENT
2.1Addition of Schedule II — Restrictive Covenants. The Original Agreement is hereby amended to add Schedule II hereto as a new schedule to the Original Agreement, with full force and effect as of the Amendment Effective Date. The continued eligibility to vest in the Grant Units is conditioned on the Grantee’s continued compliance with the Restrictive Covenants, including without limitation the non-compete and non-solicit obligations described in Schedule II. The Grantee’s noncompliance with or breach of any Restrictive Covenant shall constitute grounds for forfeiture of the Grant Units as provided in Section 2.2 below, whether or not a separate Termination of Service has occurred.
2.2Forfeiture upon Breach. The existing forfeiture provision of the Original Agreement (relating to forfeiture of all Grant Units upon Termination of Service for Cause or by the Grantee for any reason other than death or Disability prior to the Vest Date) is hereby supplemented and amended by the following additional forfeiture provisions:
(a)Forfeiture upon Breach of Restrictive Covenants. In the event that the Grantee breaches any of the Restrictive Covenants, including without limitation any of the covenants set forth in Schedule II hereto or Section 7 of the Letter Agreement, then, in addition to any other rights and remedies available to the Company at law or in equity, all Grant Units that have not yet vested as of the date of such breach shall be immediately and automatically forfeited and cancelled without any payment to, or further action required by, the Grantee, regardless of whether the performance period has been completed.
(b)Forfeiture upon Termination of Letter Agreement for Cause. In the event that the Letter Agreement is terminated by the Company for Cause (as defined in the Letter Agreement), all Grant Units that have not yet vested shall be immediately and automatically forfeited and cancelled without any payment to the Grantee.
(c)Section 2(a) of Exhibit A is amended to read in its entirety as follows:
(d)“Notwithstanding anything to the contrary in Section 1 above, and subject to clauses (b) and (c) below, in the event the Grantee has a Termination of Service for Cause (as defined in the Letter Agreement) or a Termination of Service by the Grantee for any reason other than his or her death or Disability (as defined in the Grantee’s employment

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agreement) prior to the Vest Date, then all Grant Units granted as part of this Award shall thereupon, and with no further action, be forfeited by the Grantee.”
(e)Section 2(b) of Exhibit A is amended to read in its entirety as follows:
(f)“In the event the Grantee has a Termination of Service on account of death or Disability prior to the Vest Date, then the restrictions with respect to 50% of the Grant Units granted hereunder will immediately lapse, and the remaining 50% of the Grant Units will be forfeited. In the event that the Grantee has a Termination of Service by the Company and its Subsidiaries other than for Cause (as defined in the Letter Agreement) prior to the Vest Date, then any unvested Grant Units outstanding as of such date shall continue to remain outstanding and eligible to vest on the Vest Date as if such Termination of Service had not occurred, subject to the Grantee’s continued compliance with his obligations as set forth in Section 2(d) below.”
(g)Section 2(d) of Exhibit A is amended to read in its entirety as follows:
(h)“References to Termination of Service in this Section 2 refers to a termination of Grantee’s provision of services under the Letter Agreement. The vesting of the Granted Units are conditioned on Grantee’s continued compliance with Grantee’s obligations (including, without limitation, the noncompete and nonsolicit obligations described in Schedule II) throughout the period from the Amendment Effective Date through the Vest Date occurring on or before the last day of the Restricted Period as set forth in Schedule II.”
(i)The following sentence in Section 2 of Exhibit A is struck in its entirety:
“Termination of Service as an employee shall not be treated as a termination of employment for purposes of this Paragraph 2 if the Grantee continues without interruption to serve thereafter as an officer or director of the Parent Entity or in such other capacity as determined by the Board, and the termination of such successor service shall be treated as the applicable termination.”
(j)No Limitation on Other Remedies. Any breach of the Restrictive Covenants may result in irreparable injury for which money damages would not provide an adequate remedy. The forfeiture provisions set forth in this Section 2.2 are in addition to, and not in lieu of, any other rights and remedies available to the Company or HASI at law or in equity, including without limitation the right to seek specific enforcement and injunctive relief without posting bond and without the need to prove damages, and the right to seek restraining orders and preliminary, mandatory, temporary, and permanent injunctions against violations of the Restrictive Covenants, whether or not then continuing.
2.3Conditioning of Vesting on Compliance with Restrictive Covenants. Vesting of the Grant Units on the Vest Date shall be conditioned not only upon satisfaction of the Relative TSR performance criteria and the Grantee’s continued service as provided in the Original Agreement (which for the avoidance of doubt shall refer to service under the Letter Agreement), but also upon the Grantee’s continued compliance with the Restrictive Covenants throughout the period from the Amendment Effective Date through the Vest Date occurring on or before the last day of the Restricted Period. The

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Grantee’s noncompliance with or breach of any Restrictive Covenant shall result in forfeiture of the Grant Units that are unvested as such date, to the extent set forth in Section 2.2 above.
2.4Existing Restrictive Covenant Provision. The existing provision of the Original Agreement providing that “[n]othing contained herein shall reduce or limit the application or scope of any restrictive covenants in favor of the Company (for example, with respect to competition, solicitation, confidentiality, interference or disparagement) to which the Grantee is otherwise subject” shall remain in full force and effect and is not superseded by this Amendment. The Restrictive Covenants set forth in Schedule II hereto are in addition to, and not in lieu of, any such other restrictive covenants.
Section 3.GENERAL PROVISIONS
3.1Effect of Amendment. Except as expressly modified by this Amendment, the Original Agreement shall remain in full force and effect in accordance with its terms. In the event of any conflict or inconsistency between this Amendment and the Original Agreement, the terms of this Amendment shall control.
3.2Governing Law; California Carve-Out. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law, except that the enforceability of the restrictions set forth in Sections 1.1.1 and 1.1.6 of Schedule II shall be governed by California law to the extent provided in Section 1.1.9(E) of Schedule II hereto.
3.3Grantee Acknowledgment. The Grantee acknowledges and agrees that: (i) he has had the opportunity to and has consulted with counsel of his choosing in connection with this Amendment; (ii) he has read and understands this Amendment and the Restrictive Covenants set forth in Schedule II; (iii) his agreement to the Restrictive Covenants is a material condition to the Company’s and HASI’s agreement to allow the Grant Units to remain outstanding and eligible to vest following the Transition Date notwithstanding the occurrence of a Termination of Service; (iv) he has received adequate consideration for his obligations under this Amendment in the form of continued eligibility of the Grant Units to vest; and (v) the Restrictive Covenants are reasonably necessary for the protection of the Company’s legitimate business interests, and the Grantee will not assert or contend in any proceeding that any of the provisions of this Amendment or Schedule II are unreasonable or otherwise unenforceable as drafted.
3.4Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures shall be deemed original signatures for all purposes.
3.5Integration. This Amendment, together with the Original Agreement and the Letter Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Amendment as of the Amendment Effective Date.

COMPANY:
HASI MANAGEMENT HOLDCO LLC
By: /s/ Jeffrey A. Lipson
Name: Jeffrey A. Lipson
Title: Board Member

GRANTEE:
/s/ Marc T. Pangburn
Name: Marc T. Pangburn

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Schedule II
1.1 Covenants. The Grantee acknowledges that (i) the principal business of the Company (which expressly includes for purposes of this Section 1 (and any related enforcement provisions hereof), its successors and assigns) is to provide debt and non-controlling equity financing for sustainable infrastructure projects that increase energy efficiency, provide cleaner energy sources, positively impact the environment and make more efficient use of natural resources (such businesses, and any and all other businesses in which, at the time of the Grantee’s termination, the Company is actively and regularly engaged or has been actively pursuing at any time during the twelve (12) months prior to the Transition Date, herein being collectively referred to as the “Business” and any such debt and non-controlling equity financing, a “Financing”); (ii) the Company is one of the limited number of persons who have developed such a business; (iii) the Company’s Business is conducted throughout North America and in various additional international jurisdictions, and the geographic scope of the restrictions set forth in this Section 1 is limited accordingly as provided in Section 1.1.2 below; (iv) the Grantee’s work for the Company has given and will continue to give him access to the confidential affairs and proprietary information of the Company; (v) the covenants and agreements of the Grantee contained in this Section 1 are essential to the business and goodwill of the Company; (vi) the Company would not have entered into this Agreement but for the covenants and agreements set forth in this Section 1; (vii) the Grantee’s outstanding Grant Units constitute a membership interest in HASI Management HoldCo LLC, which is a partnership-type entity treated as a partnership for tax and applicable legal purposes, and the restrictions set forth in Sections 1.1.1 and 1.1.6 below are being imposed in connection with, and in partial consideration of, the Grantee’s services to the Company and the Grantee’s ongoing membership in HASI Management HoldCo LLC; and (viii) the restrictions in Section 1 are imposed in partial reliance on California Business and Professions Code §§ 16602 or 16602.5, and the Grantee acknowledges that his ownership of Grant Units and any disposition of or dissociation from his interests therein constitute circumstances within the scope of that statute. Accordingly, the Grantee covenants and agrees that:
1.1.1 Non-Competition. By and in consideration of the remuneration to be provided by the Company in the Letter Agreement (including the continued vesting of the Grant Units), and further in consideration of the Grantee’s exposure to the proprietary information of the Company, the Grantee covenants and agrees that, during the period commencing on the date hereof and ending on the earlier of (A) March 5, 2028 or (B) 23 months after the Grantee no longer holds any Grant Units (the “Restricted Period”), the Grantee shall not, in any geographic location in which the Company is actively operating the Business as of the date of the Grantee’s termination of services (the “Geographic Area”), directly or indirectly, whether as an owner, partner, shareholder, principal, agent, employee, consultant or in any other relationship or capacity, (A) engage in the Business (other than for the Company or its affiliates) or otherwise compete with the Company or its subsidiaries in the Business or (B) render to a person, corporation, partnership or other entity engaged in the Business the same services that the Grantee renders to the Company.
Notwithstanding the foregoing, the Company acknowledges and agrees that the Grantee (i) may provide Financings to the extent such investment is a debtor-in-possession financing or a financing to prevent an imminent insolvency or bankruptcy, as determined in good faith by the board of directors of the debtor, (ii) may provide Financings to assets which Grantee already owns, and (iii) may transact with Tesla; however, to the extent that the transaction with Tesla is a Financing, the Company will have a right to participate in the Financing on terms no less favorable than those afforded to GoodFinch. Grantee is not currently aware of any discussions between GoodFinch and Tesla regarding any Financing transaction.
Notwithstanding the foregoing, if the Company or any person deriving title to the Company or its goodwill no longer carries on the Business in a particular location within the Geographic Area (each such location, a “Former Location”), then the Grantee’s obligations under this Section 1.1.1 shall cease to apply with respect to such Former Location but, for the avoidance of doubt, shall continue in full force and effect with respect to

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the remainder of the Geographic Area, and provided, further, that the restrictions in this Section 1.1.1 shall terminate in their entirety if the Company or any person deriving title to the Company or its goodwill ceases to carry on the Business in all locations within the Geographic Area.
For the avoidance of doubt, “engaging” in the Business shall include, but not be limited to: (A) owning any interest in, operating, managing, controlling, participating in, consulting with, advising, or in any manner providing services to or engaging in an organization, trade, or business that constitutes the Business; or (B) acquiring or acting as a principal, investor, manager, or general partner of a fund or other entity that constitutes the Business.
Provided, however, that, notwithstanding the foregoing: (1) the Grantee may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (x) such securities are listed on any national securities exchange, (y) the Grantee is not a controlling person of, or a member of a group which controls, such entity, and (z) the Grantee does not, directly or indirectly, own 5% or more of any class of securities of such entity; and (2) the Grantee may continue to serve on any board of directors on which the Grantee was serving as of the date of the Grantee’s termination of services; and (3) the Grantee may be employed by or provide services for a company (a “Conglomerate”) with multiple lines of businesses, including a line of business competitive with the Company, so long as the following conditions are satisfied: (w) the Conglomerate derives less than 10% of its total annual revenue from the line of business that is competitive with the Company (the “Competitive Division”), (x) the Grantee is employed by or provides services to a line of business of Conglomerate that is not competitive with the Company; and (y) the Grantee does not perform services for the Competitive Division; and (z) the Grantee (A) provides the Company with advance notice of such employment or service and (B) informs the Conglomerate in writing of its obligations under this Section 1. For the avoidance of doubt, it is acknowledged that the Grantee is permitted to be employed by GoodFinch Management LLC (“GoodFinch”) as its chief executive officer, so long as such employment remains at all times during the Agreement Term in compliance with the restrictions set forth herein.
1.1.2 Geographic Area. For purposes of this Agreement, the “Geographic Area” shall mean any (A) state or province in the United States, Canada and Mexico and (B) foreign country or jurisdiction, in the case of clause (A) or (B), in which the Company (x) is actively conducting the Business during the Agreement Term or (y) has initiated a plan adopted by the Board to conduct the Business in the two years following the Agreement Term. As provided in Section 1.1.1 above, the Grantee’s obligations under Section 1.1.1 shall automatically cease to apply with respect to any Former Location and terminate entirely if the Company or any person deriving title to the Company or its goodwill ceases to carry on the Business in all locations within the Geographic Area.
1.1.3 Confidentiality. During the Agreement Term, it is intended that the Company shall provide the Grantee with Confidential Company Information only to the extent necessary for the completion of the Consulting Services (as defined in the Letter Agreement). During and after the Agreement Term, the Grantee shall keep secret and retain in strictest confidence, and shall not use for the Grantee’s benefit or the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all non-public confidential matters relating to the Company’s Business and the business of any of its affiliates, learned by the Grantee heretofore or hereafter directly or indirectly from the Company or any of its affiliates (the “Confidential Company Information”), and shall not disclose such Confidential Company Information to anyone outside of the Company except in the course of the Grantee’s duties or with the CEO’s express written consent. Confidential Company Information does not include information which is at the time of receipt or thereafter becomes publicly known through no wrongful act of the Grantee or is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement or which is independently developed or obtained by the Grantee on the Grantee’s own time without reliance upon any confidential information of the Company or use of any Company resources. Notwithstanding anything in this Agreement to the contrary, the Grantee may disclose Confidential Company Information where the Grantee is required to do so by law, regulation, court order, subpoena, summons or other valid legal process; provided,

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that the Grantee, so long as legally permitted to do so, first (A) promptly notifies the Company, (B) uses commercially reasonable efforts to consult with the Company with respect to and in advance of the disclosure thereof, and (C) reasonably cooperates with the Company to narrow the scope of the disclosure required to be made, in each case, solely at the Company’s expense.
Notwithstanding the foregoing, the confidentiality obligations in this Section 1.1.3 shall not apply to, and Confidential Company Information shall not include, any information or invention that the Grantee developed entirely on his own time without using the Company’s equipment, supplies, facilities, or trade secret information, except for those inventions that either: (A) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or (B) result from any work performed by the Grantee for the Company. This carve-out is intended to comply with California Labor Code § 2870 and shall be interpreted consistently therewith. For the avoidance of doubt, nothing in this Agreement assigns or grants license to any intellectual property owned by GoodFinch.
1.1.4 Trade Secret Notice. The Grantee is hereby notified that 18 U.S.C. § 1833(b) states as follows: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that - (i) is made - (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, notwithstanding any other provision of this Agreement to the contrary, the Grantee has the right to (x) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of the law or (y) disclose trade secrets in a document filed in a lawsuit or other proceeding so long as that filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).
1.1.5 Government Agency Rights. The Grantee understands that nothing contained in this Agreement limits the Grantee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (each, a “Government Agency”). The Grantee further understands that this Agreement does not limit the Grantee’s ability to communicate with any Government Agency or with the Grantee’s attorney, including to report possible violations of federal law or regulation or making other disclosures that are protected under the whistleblower provisions of federal law or regulation, or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.
1.1.6 Non-Solicitation. During the Restricted Period, the Grantee shall not, without the Company’s prior written consent, directly or indirectly, solicit or encourage to leave the employment or other service of the Company or any of its subsidiaries, or any person who is or was during the six-month period preceding the Grantee’s termination of employment, an employee, or agent of the Company or any of its subsidiaries. During the Restricted Period, the Grantee shall not, whether for the Grantee’s own account or for the account of any other person, firm, corporation or other business organization, solicit for a Competing Business or intentionally interfere with the Company’s or any of its subsidiaries’ relationship with, or endeavor to entice away from the Company for a Competing Business, any person who is or was during the six-month period preceding the Grantee’s termination of services, a customer, client, or agent of the Company or any of its subsidiaries. For purposes hereof, “customer” and “client,” as such terms relate to government customers, mean the program office to which the Company is or was providing any goods or services as of the date hereof or during the one-year period prior to the date hereof, the Company or any of its subsidiaries. For purposes hereof, a “Competing Business” is a person or entity that engages in or is preparing to engage in the Business.

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1.1.7 Return of Materials. All memoranda, notes, lists, records, property and any other tangible product and documents (and all copies thereof), whether visually perceptible, machine-readable or otherwise, made, produced or compiled by the Grantee or made available to the Grantee containing Confidential Company Information (A) shall at all times be the property of the Company (and, as applicable, any affiliates) and shall be delivered to the Company at any time upon its request, and (B) upon the Grantee’s termination of services, shall be promptly returned to the Company. This section shall not apply to materials that the Grantee possessed prior to the Grantee’s business relationship with the Company, to the Grantee’s personal effects and documents, and to materials prepared by the Grantee for the purposes of seeking legal or other professional advice.
1.1.8 Non-Disparagement. At no time during the Grantee’s services to the Company or at any time thereafter shall the Grantee or any authorized representative of the Company publish any statement or make any statement under circumstances reasonably likely to become public that is critical of the other party, or that may in any way be materially injurious to the Business or reputation of the other party, unless otherwise required by applicable law or regulation or by judicial order.
1.1.9 California Acknowledgments.
The Grantee expressly acknowledges and agrees that:
(A) each and every restraint imposed pursuant to this Section 1, including without limitation Sections 1.1.1 and 1.1.6, is reasonable with respect to subject matter, time period, and geographical area, and the Grantee shall not object to or seek to challenge the enforceability of the restrictions contained in this Section 1;
(B) although compliance with the covenants contained in this Section 1 may limit the Grantee’s ability to engage in the Business within the Geographic Area during the Restricted Period, the Grantee’s experience and capabilities are such that the Grantee has other opportunities to earn a livelihood and adequate means of support for the Grantee and the Grantee’s dependents;
(C) the covenants contained in this Section 1 are a material inducement to the Company entering into this Agreement, including providing for the compensation, equity awards, and arrangements set forth herein, and the Company would not otherwise agree to enter into this Agreement absent the Grantee’s agreement to be bound by these restrictions;
(D) the general public will not be harmed as a result of enforcement of the covenants contained in this Section 1; and
(E) to the extent the Grantee is or becomes a resident of the State of California or performs services in the State of California, the enforceability of the restrictions in Section 1.1.1 and 1.1.6 shall be governed by California law, and the Grantee consents to the jurisdiction of the courts of the State of California for purposes of any action seeking to enforce or challenge such restrictions. The restrictions in Section 1 are being imposed in partial reliance on California Business and Professions Code § 16602 or 16602.5, and the Grantee acknowledges that his ownership of membership interests in HASI Management HoldCo LLC (including Grant Units) and any disposition of or dissociation from those interests in connection with any termination of services or change in status constitute circumstances within the scope of that statute.
1.2 Rights and Remedies upon Breach.
1.2.1 The parties hereto acknowledge and agree that any breach of any of the provisions of Section 1 or any subparts thereof (individually or collectively, the “Restrictive Covenants”) may result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if either party breaches, or threatens to commit a breach of, any of the provisions of Section 1 or any subpart thereof, the other party and its affiliates, in addition to, and not in lieu of, any other rights and remedies available to the other party and its

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affiliates under law or in equity (including, without limitation, the recovery of damages), shall have the right and remedy to seek to have the Restrictive Covenants or other obligations herein specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to seek an entry of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, whether or not then continuing, of such covenants.
1.2.2 The Grantee agrees that the provisions of Section 1 of this Agreement and each subsection thereof are reasonably necessary for the protection of the Company’s legitimate business interests and if enforced, will not prevent the Grantee from obtaining gainful employment should the Grantee’s services with the Company end. The Grantee agrees that in any action seeking specific performance or other equitable relief, the Grantee will not assert or contend that any of the provisions of this Section 1 are unreasonable or otherwise unenforceable as drafted. The existence of any claim or cause of action by the Grantee, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants.
1.2.3 The parties hereto acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, in no event shall GoodFinch or any fund managed by GoodFinch, or any of their respective investors, members, managers, officers or employees (other than Grantee), or agents (“GoodFinch Parties”), have any liability whatsoever for any breach or claim of breach by the Grantee of this Agreement, and none of the Company or any of its shareholders, directors, officers, employees and agents have any claim or right to bring any action against any GoodFinch Party relating to any such breach or claim of breach, in each case unless such GoodFinch Party intentionally induces Grantee to breach this Agreement.
1.3 Survival. The provisions of this Schedule II will survive any termination of this Agreement.
1.4 Company. All references to “Company” in this Schedule II shall refer to HA Sustainable Infrastructure Capital, Inc., Hannon Armstrong Capital, LLC and HASI Management HoldCo LLC and shall be construed accordingly.

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